UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2008

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1. As of August 29, 2008, Novacea, Inc., or Novacea, Pivot Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Novacea, or Merger Sub, and Transcept Pharmaceuticals, Inc., a private Delaware corporation, or Transcept, entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement. Under the terms of the Merger Agreement, which was approved by the boards of directors of Novacea and Transcept, Merger Sub will merge with and into Transcept, with Transcept becoming a wholly-owned subsidiary of Novacea and the surviving corporation of the merger. At the time of such merger, Novacea has agreed to issue, and Transcept stockholders will receive, in a transaction intended to qualify as a tax-free reorganization, shares of Novacea common stock such that Transcept stockholders are expected to own 60% of the combined company and Novacea stockholders are expected to own 40% of the combined company. This ratio is subject to potential adjustments.

Consummation of the merger is subject to certain closing conditions, including, among other things, approval by the stockholders of Novacea and Transcept and continued listing of Novacea common stock on the NASDAQ Global Market. As a condition to the parties entering into the Merger Agreement, certain of Transcept stockholders who in the aggregate own approximately 80% of Transcept stock on an as if converted to common stock basis, and certain of Novacea’s stockholders who in the aggregate own approximately 35% of Novacea common stock, have entered into voting agreements whereby they have agreed to vote in favor of the transactions contemplated by the Merger Agreement subject to the terms of the voting agreements.

The Merger Agreement contains certain termination rights for both Novacea and Transcept, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee.

In addition, in connection with the merger, the executive officers of Novacea will resign from their positions with Novacea. The executive officers of Transcept will assume their respective positions in the combined company following the closing of the merger. The combined company Board of Directors is expected to consist of a total of ten members, six of whom will be designated by Transcept and four of whom will be designated by Novacea.

A copy of the joint press release issued by Novacea and Transcept announcing the merger is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

2. In accordance with the terms of the Merger Agreement, voting agreements, or the Voting Agreements, were entered into as of August 29, 2008: one between Novacea and certain stockholders of Transcept, and one between Transcept and certain stockholders of Novacea. The Voting Agreements place certain restrictions on the transfer of the shares of Transcept and Novacea held by the respective signatory stockholders and effect covenants on the voting of such shares in favor of approving the merger and against any actions that could adversely affect the consummation of the merger.

Additional Information about the Merger and Where to Find It

In connection with the merger, Novacea and Transcept intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Novacea and Transcept are urged to read these materials when they become available because they will contain important information about Novacea, Transcept and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Novacea with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Novacea by directing a written request to: Novacea, Inc., 400 Oyster Blvd., Suite 200, South San Francisco, California 94080, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Novacea and its directors and executive officers and Transcept and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Novacea in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Novacea is also included in Novacea Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008. This document is available free of charge at the SEC web site (www.sec.gov) and from Investor Relations at Novacea at the address described above.

Item 7.01.	Regulation FD Disclosure.

Novacea and Transcept will host a joint conference call on September 2, 2008 at 8:30 a.m. Eastern Time to discuss the planned merger and a business overview. The script for the joint conference call is attached hereto as Exhibit 99.2 and incorporated by reference herein. A live audio webcast of the management presentation will be available at http://www.novacea.com. Alternatively, callers may listen to the conference call on the phone by dialing (866) 578-5788 (domestic) or (617) 213-8057 (international). The passcode for the call is 48064589.

The presentation materials attached hereto as Exhibit 99.3, and incorporated by reference herein, will be made available by Transcept on its website or distributed by the parties in hardcopy or electronic form.

By filing the information in this Item 7.01 of this Current Report on Form 8-K, Novacea makes no admission as to the materiality of any information in this report. The information contained in the script is summary information that is intended to be considered in the context of Novacea filings with the SEC and other public announcements that the Novacea makes, by press release or otherwise, from time to time. Novacea undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

99.1	Press release dated September 2, 2008.

99.2	Conference call script for September 2, 2008 at 8:30 a.m. Eastern Time.

99.3	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer